INB
FILED

MAR 9 1992

DANIEL J. DALTON
Secretary of State
0755558

CERTIFICATE OF INCORPORATION

OF

PRO ELITE, INC.

To: The Secretary of State
State of New Jersey

Pursuant to the provisions of the New Jersey Business Corporation Act, the undersigned, being a natural person of at least 18 years of age and acting as the incorporator of the corporation hereby being organized thereunder, certifies that:

FIRST: The name of the corporation (hereinafter called the "corporation") is PRO ELITE, INC.

SECOND: The corporation is organized to engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act, and, in addition and without limiting the generality of the foregoing, for the following purpose or purposes:

To engage in the business of licensing products.

To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, and merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof; to acquire by purchase or otherwise own, hold, lease, mortgage, sell, or otherwise dispose of, erect, construct, make, alter, enlarge, improve, and to aid or subscribe toward the construction, acquisition or improvement of any factories, shops, storehouses, buildings, and commercial and retail establishments of every character, including all equipment, fixtures, machinery,

01005/1217

0100511217

implements and supplies necessary, or incidental to, or connected with, any of the purposes or business of the corporation; and generally to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business.

To engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings and other works and any interest or right therein; to take, lease, purchase or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.

To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract with reference to:

(a) inventions, devices, formulae, processes and any improvements and modifications thereof;

(b) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trade-marks, trade symbols, and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;

(c) franchises, licenses, grants, and concessions.

To have all of the powers conferred upon corporations organized under the New Jersey Business Corporation Act.

THIRD: The aggregate number of shares which the corporation shall have authority to issue is two hundred, all of which are without par value, and all of which are of the same class.

FOURTH: The address of the initial registered office of the corporation within the State of New Jersey is c/o The Prentice-Hall Corporation System, New Jersey, Inc., 150 West State Street, Trenton, New Jersey 08608; and the name of the initial registered agent at such address is The Prentice-Hall Corporation System, New Jersey, Inc.

FIFTH: The number of directors constituting the first Board of Directors of the corporation is two; and the name and the address of the persons who are to serve as the first directors of the corporation are as follows:

NAME	ADDRESS
Robert Polsky	759 Spinnaker Court Secaucus, NJ 07094
Michael Polsky	759 Spinnaker Court Secaucus, NJ 07094

SIXTH: The name and the address of the incorporator are as follows:

NAME	ADDRESS
Anna Shvab	15 Columbus Circle New York, New York 10023-7773

SEVENTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its shareholders or any class thereof, as the case may be, it is further provided:

1. The management of the business and the conduct of the affairs of the corporation, including the election of the Chairman of the Board of Directors, if any, the President, the Treasurer, the Secretary, and other principal officers of the corporation, shall be vested in its Board of Directors.

0100511217

2. The Board of Directors shall have the power to remove directors for cause and to suspend directors pending a final determination that cause exists for removal.

3. The corporation shall, to the fullest extent permitted by Section 14A:3-5 of the New Jersey Business Corporation Act, as the same may be amended and supplemented, indemnify any and all corporate agents whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of shareholders, or otherwise, and shall continue as to a person who has ceased to be a corporate agent and shall inure to the benefit of the heirs, executors, administrators, and personal representatives of such a corporate agent. The term "corporate agent" as used herein shall have the meaning attributed to it by Sections 14A:3-5 and 14A:5-21 of the New Jersey Business Corporation Act and by any other applicable provision of law.

4. The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by subsection 14A:2-7 of the New Jersey Business Corporation Act, as the same may be amended and supplemented.

EIGHTH: The shareholders shall not have preemptive rights.

NINTH: The duration of the corporation is to be perpetual.

Signed on March 6, 1992

Anna Shvab

Anna Shvab, Incorporator

NCB

FILED

AUG 25 1993

DANIEL J. DALTON
Secretary of State

Secretary of State of the State of New Jersey

0264360

CERTIFICATE OF AMENDMENT TO THE CERTIFICATION OF INCORPORATION
OF PRO ELITE, INC.

"Federal Employer Identification No." 22-316-18-66

Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

1. The name of the corporation is Pro Elite, Inc.

2. The following amendments to the Certificate of Incorporation were approved by the directors and thereafter duly adopted by the shareholders of the corporation on the Second day of August, 1993:

   Resolved that Article First of the Certificate of Incorporation be amended to read as follows:

   The name of the corporation is Pro Elite Inc.

   Resolved that Article Third of the Certificate of Incorporation be amended to read as follows:

   The aggregate number of shares which the corporation shall have authority to issue is Twenty Million (20,000,000), all of which are with a par value of $.0001, and all of which are of the same class.

3. The number of shares outstanding at the time of the adoption of the amendment was 167. The total number of shares entitled to vote thereon was 167.

4. The number of shares voting for and against such amendment is as follows:

Number of Shares Voting for Amendment	Number of Shares Voting Against Amendment
167	0

Dated August 2, 1993

Pro Elite, Inc.

By: [signature]
Robert Polsky, President

01W511217

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

PRO ELITE, INC.

FILED AMC
JAN 26 2001
State Treasurer
Roland Machold

To: The Secretary of State
State of New Jersey

Pursuant to the provisions of Sections 14A:9-2(4) and 14a:9-4(3) of the New Jersey Business Corporation Act, the undersigned corporation executes the following certificate of Amendment to its Certificate of Incorporation:

1. The name of the Corporation is Pro Elite, Inc.

2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 27th day of December, 2000:

ARTICLE THIRD of the Certificate of Incorporation is hereby deleted in its entirety and replaced with the following:

> The total number of shares of Common Stock which the corporation shall have authority to issue is fifty million (50,000,000) shares at a par value of $.0001 per share. All such shares are of one class and are shares of Common Stock.
>
> The total number of shares of Preferred Stock which the corporation shall have authority to issue is twenty million (20,000,000), par value $.0001 per share and having the rights, preferences and privileges as the Board of Directors shall determine from time to time.
>
> At the effective time of this amendment to the Certificate of Incorporation, each six (6) shares of Common Stock outstanding as of January 9, 2001 shall automatically be combined into one (1) share of Common Stock. No fractional shares of Common Stock shall be issued upon such combination effected by this amendment, but in lieu thereof the corporation shall round up the number of shares to be issued to any holder of a fractional share and issue one whole share for each such fractional interest.

900237
1716400
1716402

0100511217

3. The number of shares of common stock outstanding at the time of the adoption of the amendment was: 2,984,128

The total number of shares entitled to vote thereon was: 3,518,118.

4. The number of shares voting for and against such amendment is as follows:

Number of Shares Voting for Amendment	Number of Shares Voting Against Amendment
1,686,360 shares	none

By: [signature]
Robert Polsky,
Chairman of the Board and
Chief Executive Officer

Dated this 27 day of December, 2000:

FILED
SEP 25 2006
STATE TREASURER

CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION

OF

PRO ELITE, INC.

Pursuant to the provisions of Section 19A: 7-2(2), corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following certificate of amendment to its certificate of incorporation:

1. The name of the corporation is Pro Elite, Inc.

2. The following amendment to the certificate of incorporation was approved by the board of directors on the 30th day of January, 2001:

RESOLVED, that, pursuant to the authority granted to and vested in the board of directors of the Corporation in, accordance with the provisions of the Corporation's Certificate of Incorporation, as amended, the board of directors hereby amends the Certificate of Incorporation to designate one series of Preferred Stock, par value $0.0001 per share (the "Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

> 1. DESIGNATION AND AMOUNT. The shares of Preferred Stock shall be designated as 12,000,000 shares of Series A Convertible Preferred Stock (the "Series A Preferred Stock");
>
> 2. VOTING RIGHTS. Except as otherwise set forth in these resolutions with respect to the Series A Preferred Stock, or as otherwise required by law, holders of each share of Series A Preferred Stock shall be entitled to vote together with the holders of shares of common stock as a single class on all matters submitted for a vote of stockholders and shall be entitled to notice of all stockholders' meetings and to act by written consent in the same manner as the holders of the common stock.
>
> Each holder of Series A Preferred Stock shall be entitled to cast ten votes for each share of Series A Preferred Stock held by such holder at any meeting of stockholders of the Corporation or in taking action by written consent of the stockholders in accordance with the Corporation's By-laws or the New Jersey Business Corporation Act.
>
> So long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of all outstanding shares of Series A Preferred Stock, voting separately as a class; (i) amend, alter or repeal any provision of the Certificate of Incorporation, as amended, or the By-laws of the Company in any way which would impair the rights of the holders of Series A Preferred Stock, (ii) authorize, or increase the authorized amount of, any

additional class or series of stock, or issue any shares of stock, having rights or preferences superior to those of the Series A Preferred Stock or (iii) effect any reclassification of the Series A Preferred Stock.

3. DIVIDEND RIGHTS. The holders of Series A Preferred Stock shall be entitled to receive when, as and if declared by the board of directors, out of funds legally available for the payment of dividends, cumulative dividends in an amount per share equal to ten times the per share amount of any dividend declared on the Corporation's common stock, which dividend shall be payable in arrears with respect to any shares of Series A Preferred Stock on the date of conversion of such shares into common stock of the Corporation in accordance with paragraph 5 hereof.

4. LIQUIDATION RIGHTS. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to stockholders, as a liquidation preference, an amount per share equal to the sum of (a) the original issue valuation of $0.16 per share and (b) an amount equal to any accrued and unpaid dividends per share to the payment date, and no more, before any payment or distribution is made to the holders of the corporation's common stock, or any other series or class of the Corporation's stock that ranks junior as to liquidation rights to the Series A Preferred Stock,

If the assets and funds thus available for distribution to the holders of the Series A Preferred stock shall be insufficient to permit the payment to such holders of the full preferential amount described above, then the entire amount of assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock based on the number of shares of Series A Preferred Stock held by each such holder. After payment in full of the liquidation preference on the shares of Series A Preferred Stock, the holders of such shares will not be entitled to any further participation in any distribution of assets by the Corporation.

Neither a consolidation, merger or other business combination of the Company with or into another corporation or other entity nor a sale or transfer of all or part of the Company's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Corporation.

5. CONVERSION RIGHTS. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into ten fully paid and nonassessable shares of the Corporation's common stock without the payment of any additional consideration by the holder thereof opting to so convert.

6. ADJUSTMENT OF CONVERSION RATIO. The number of shares issuable upon conversion of the Series A Preferred stock shall be adjusted in the event of a stock split, merger, consolidation or reorganization the Corporation or its common stock so that, in addition to ten shares of common stock for each share of Series A Preferred Stock so converted, the holder shall receive such additional shares or other securities or property as the holder would have been entitled to receive had it been, at the record or effective date of such event, the holder of the shares of common stock deliverable upon conversion; and it is further

RESOLVED, that the Certificate of incorporation of the corporation be amended to effect the intent of the foregoing resolutions, and the officers of the Corporation be, and they are hereby, authorized and directed, to file, with the Secretary of State of the State of New Jersey. a Certificate of Amendment to the certificate of Incorporation, in substantially the form attached hereto as Exhibit D with such changes as they deem necessary or appropriate; and it is further

3. The foregoing resolution was adopted on said date by the board of directors in accordance with the authority granted to the board by the Certificate of Incorporation of the Corporation.

4. The Certificate of Incorporation is hereby amended so that the designation and number of shares of the class and series acted upon in the aforesaid resolutions, and the relative rights, preferences and limitations of each such class and series, are as stated in the resolution.

Dated this 22nd day of September, 2006

PRO ELITE, INC.

By: [signature]
Randy Drew, Chief Executive Officer

C-152 Rev. 3/96

FILED
SEP 28 2006
STATE TREASURER

New Jersey Division of Revenue

Certificate of Correction
(For use by Domestic, Foreign, Profit and Nonprofit Corporations)

Check Appropriate Statute:

x Title 14A:1-6 (5) New Jersey Business Corporation Act (File in DUPLICATE)

___ Title 15A:1-7 (e) New Jersey Nonprofit Corporation Act (File in TRIPLICATE)

CERTIFICATE OF CORRECTION OF:

Corporation Name: Pro Elite, Inc.

Corporation Number:

The undersigned hereby submits for filing a Certificate of Correction executed on behalf of the above named Corporation, pursuant to the provisions of the appropriate Statue, checked above, of the New Jersey Statutes.

1. The Certificate to be corrected is: Certificate of Amendment to the Certificate of Incorporation

Date Filed: September 27, 2006

2. The inaccuracy in the Certificate is (indicate inaccuracy or defect): Article # Third
The reverse stock split was rescinded and the certificate of amendment should be canceled.

3. The Certificate hereby reads as follows:
ARTICLE THIRD: The total number of shares of Common Stock which the corporation shall have authority to issue is fifty million (50,000,000) shares at a par value of $.0001 per share. All such shares are of one class and are shares of Common Stock.
The total number of shares of Preferred Stock which the corporation shall have authority to issue is twenty million (20,000,000), par value $.0001 per shares and having the rights, preferences and privileges as the Board of Directors shall determine from time to time.

Signature: Robert William Jaffe

Date: 9-27-06

Name: Robert William Jaffe

Title: President

(Must be Chairperson of the Board, President or Vice President)

**CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
PRO ELITE, INC.**

To: The Secretary of State
State of New Jersey

Pursuant to the provisions of Sections 14A:9-(4) and 14a:9-4(3) of the New Jersey Business Corporation Act, the undersigned corporation executes the following certificate of Amendment to its Certificate of Incorporation:

1. The name of the Corporation is Pro Elite, Inc.
2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 26th day of September, 2006:

ARTICLE THIRD of the Certificate of Incorporation is hereby amended with the addition of the following:

At the effective time of this amendment to the Certificate of Incorporation, each five hundred (500) shares of Common Stock outstanding as of September 26, 2006 shall automatically be combined into one (1) share of Common Stock. No fractional shares of Common Stock shall be issued upon such combination effected by this amendment, but in lieu thereof the corporation shall round up the number of shares to be issued to any holder of a fractional share and issue one whole share for each such fractional interest.

The number of shares outstanding and entitled to vote at the time of the adoption of the amendment was: 18,536,377.

3. The number of shares voting for and against such amendment is as follows:

Number of Shares Voting for Amendment	Number of Shares Voting Against Amendment
12,000,000 shares	none

Dated this 26th day September 2006.

By: Robert William Jaffe
Robert William Jaffe,
President

AMC

FILED
SEP 2 9 2006
STATE TREASURER

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
PRO ELITE, INC.

0100511217

To: The Secretary of State
State of New Jersey

Pursuant to the provisions of Sections 14A:9-(4) and 14a:9-4(3) of the New Jersey Business Corporation Act, the undersigned corporation executes the following certificate of Amendment to its Certificate of Incorporation:

1. The name of the Corporation is Pro Elite, Inc.

2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 28th day of September, 2006:

ARTICLE THIRD of the Certificate of Incorporation is hereby amended to read as follows:

The total number of shares of Common Stock which the corporation shall have authority to issue is twenty-five billion (25,000,000,000) shares at a par value of $.0001 per share. All such shares are of one class and are shares of Common Stock.

The total number of shares of Preferred Stock which the corporation shall have authority to issue is twenty million (20,000,000), par value $.0001 per shares and having the rights, preferences and privileges as the Board of Directors shall determine from time to time.

The number of shares outstanding and entitled to vote at the time of the adoption of the amendment was: 18,536,377.

3. The number of shares voting for and against such amendment is as follows:

Number of Shares Voting for Amendment	Number of Shares Voting Against Amendment
12,000,000 shares	none

Dated this 28th day September 2006.

By: Robert William Jaffe
Robert William Jaffe,
President

S1747783
J3288147
J3288148

03436/0001 145824.1

FILED
OCT 2 7 2006
STATE TREASURER

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
PRO ELITE, INC.

To: The Secretary of State
State of New Jersey

Pursuant to the provisions of Sections 14A:9-(4) and 14A:9-4(3) of the New Jersey Business Corporation Act, the undersigned corporation executes the following certificate of Amendment to its Certificate of Incorporation:

The name of the Corporation is Pro Elite, Inc.

The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 27th day of October, 2006:

ARTICLE THIRD of the Certificate of Incorporation is hereby amended by adding the following language thereto:

> At the effective time of this amendment to the Certificate of Incorporation, each five hundred (500) shares of Common Stock outstanding as of October 27, 2006 shall automatically be combined into one (1) share of Common Stock. No fractional shares of Common Stock shall be issued upon such combination effected by this amendment, but in lieu thereof the corporation shall round up the number of shares to be issued to any holder of a fractional share and issue one whole share for each such fractional interest.

The number of shares outstanding and entitled to vote at the time of the adoption of the amendment was: 18,750,000,000.

The number of shares voting for and against such amendment is as follows:

Number of Shares Voting for Amendment	Number of Shares Voting Against Amendment
9,875,000,000 shares	None

Dated this 27th day
October 2006.

By: [signature]
Douglas De Luca,
President

02436/C001 145910.2

AMC
FILED
DEC 0 5 2006
STATE TREASURER
0100511217

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
PRO ELITE, INC.

To: The Secretary of State
State of New Jersey

Pursuant to the provisions of Sections 14A:9-(4) and 14a:9-4(3) of the New Jersey Business Corporation Act, the undersigned corporation executes the following certificate of Amendment to its Certificate of Incorporation:

1. The name of the Corporation is Pro Elite, Inc.

2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 4th day of December, 2006:

ARTICLE THIRD of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

The total number of shares of Common Stock which the corporation shall have authority to issue is two hundred fifty million (250,000,000) shares at a par value of $.0001 per share. All such shares are of one class and are shares of Common Stock.

The total number of shares of Preferred Stock which the corporation shall have authority to issue is twenty million (20,000,000), par value $.0001 per shares and having the rights, preferences and privileges as the Board of Directors shall determine from time to time.

The number of shares outstanding and entitled to vote at the time of the adoption of the amendment was: 37,499,999.

3. The number of shares voting for and against such amendment is as follows:

Number of Shares Voting for Amendment	Number of Shares Voting Against Amendment
19,750,000 shares	none

Dated this 4th day December 2006.

By: [signature]
Douglas DeLuca, President

02436/0001 148845.1

S1774031
J3334665
J3334666